Exhibit E

Share Ownership of the Funds

The following table sets forth the information concerning beneficial and record ownership as of June 30, 2007, of the Funds’ shares by each person who owned of record, or who was known by the Fund to own beneficially, more than 5% of the voting securities of any Fund.

Name and Address			Percentage of
of Shareholder	Fund	Shares Owned	Outstanding Shares

Charles Schwab & Co., Inc.[1]	Focus Fund	31,003,163.408	12.97%
101 Montgomery Street,	Growth Fund	33,080,669.841	24.63%
San Francisco, CA 94104	21st Century Fund	44,368,927.831	36.65%
	International
	Opportunities Fund	11,811,819.016	28.67%
	Flexible Capital Fund	237,699.197	9.95%

National Financial	Focus Fund	137,860,394.068	57.67%
Services Corp (Fidelity)[1]	Growth Fund	27,735,020.111	20.65%
200 Liberty Street	21st Century Fund	35,925,803.497	29.68%
One World Financial Center	International
New York, NY 10281	Opportunities Fund	9,539,951.060	23.16%
	Flexible Capital Fund	291,051.447	12.18%

Thomas F. Marsico	Flexible Capital Fund	750,000.000	31.38%
1200 17th Street	Global Fund	250,000.000	35.14%
Suite 1600
Denver, Colorado 80202

Ameritrade Inc.[1]	Flexible Capital Fund	185,150.55	7.75%
P.O. Box 2226
Omaha, NE 68103

KO-OP XVIII LLC	Flexible Capital Fund	166,182.718	6.95%
5291 E. Yale Avenue	Global Fund	170,503.470	23.97%
Denver, CO 80222

E-1

Name and Address			Percentage of
of Shareholder	Fund	Shares Owned	Outstanding Shares

Christopher J. Marsico and	Global Fund	100,000.000	14.06%
Tammy C. Marsico
1200 17th Street, Suite 1600
Denver, CO 80202

Christopher J. Marsico,	Global Fund	75,000.000	10.54%
Trustee for James D. Marsico Trust
1200 17th Street, Suite 1600
Denver, CO 80202

Christopher J. Marsico,	Global Fund	75,000.000	10.54%
Trustee for Peter C. Marsico Trust
1200 17th Street, Suite 1600
Denver, CO 80202
____________________

1

The Trust’s shares can be sold through broker-dealer intermediaries such as those listed above, which generally establish single, omnibus accounts with the Trust’s transfer agent. The beneficial owners of these shares, however, are the individual investors who maintain accounts within these broker-dealer intermediaries.

E-2